Exhibit 4 -- Specimen Share Certificate


                           SPECIMEN SHARE CERTIFICATE
                          ----------------------------

                          SILK ROAD ENTERTAINMENT, INC.

NUMBER                                                                    SHARES

               INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
                       AUTHORIZED 50,000,000 COMMON SHARES
                    See Reverse Side for Certain Definitions
                                                               CUSIP


This Certifies That_____________________________________________________________

is the owner of ________________________________________________________________

                 fully paid and non-assessable Common Shares of

                          SILK ROAD ENTERTAINMENT, INC.

Transferable only on the books of the Company by the holder hereof in person or by duly authorized attorney upon the surrender of the Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all the provisions of the Articles of Incorporation, to all of which the holder by acceptance hereby assents.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed in facsimile by its duly authorized officers and the facsimile seal of the Company to be duly affixed hereto.

This Certificate is not valid unless duly countersigned by the Transfer Agent and Registrar.

Dated:__________________________     (seal)         ____________________________
              Secretary                                       President